Exhibit (r)

                      EXCELSIOR HEDGE FUND OF FUNDS I, LLC
                             NCT OPPORTUNITIES, INC.

                              JOINT CODE OF ETHICS

I.   APPLICABILITY

     This Code of Ethics (the "Code"), adopted by the Board of Managers, including a majority of the Managers who are not interested persons, of Excelsior Hedge Fund of Funds, LLC (the "Company") and NCT Opportunities, Inc. (the "Advisor") in accordance with Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Investment Company Act"), establishes rules of conduct for "Covered Persons" or "Access Persons" (each as defined in this Code) of the Company. For purposes of this Code, "Covered Person" or "Access Person" shall mean the following persons of the Company:

          (A) any employee of the Company, the Advisor or any company in a control relationship to the Company or the Advisor who, in connection with his regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of securities by the Company or whose functions or duties as part of the ordinary course of his business relate to the making of any recommendations with respect to the Company regarding the purchase or sale of securities (an "Advisory Person");

          (B) any manager or officer of the Company or the Advisor, regardless of whether such manager or officer is an Advisory Person; and

          (C) any natural person in a control relationship to the Company or the Advisor who obtains information concerning recommendations made to the Company with regard to the purchase or sale of securities.

     For purposes of this ARTICLE I, a person does not become a Covered Person solely by reason of (i) normally assisting in the preparation of public reports or receiving public reports, but not receiving information about CURRENT recommendations or trading; or (ii) a single instance of obtaining knowledge of CURRENT recommendations or trading activity, or infrequently and inadvertently obtaining such knowledge.

II.  Statement of General Principles

     The general fiduciary principles that govern the personal trading activities of a Covered Person are as follows:

          (A) the duty at all times to place the interests of the members of the Company (the "Members") first;


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          (B) the requirement that all personal securities transactions be conducted in a manner which does not interfere with the Company's portfolio transactions so as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

          (C) the fundamental standard that Covered Persons should not take inappropriate or unfair advantage of their relationship with the Company or the Advisor.

     Covered Persons must adhere to these general principles as well as comply with the Code's specific provisions.

III. PROHIBITIONS

          (A) No Covered Person shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership (as defined in ATTACHMENT A hereto) and which he knows or should know at the time of such purchase or sale:

               (1) is being considered for purchase or sale by the Company;

     or

               (2) is being purchased or sold by the Company.

     For purposes of this Article III (A), no Advisory Person shall purchase or sell a security within at least seven calendar days before and after the Company purchases or sells such security. No Advisory Person shall profit in the purchase and sale or sale and purchase, of the same (or equivalent) securities within 60 calendar days. Any profit realized on such short-term trades shall be disgorged.

     For purposes of this Article III (A)(1), a security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

          (B) No Covered Person shall recommend any securities transaction by the Company without having disclosed his interest, if any, in such securities or the issuer of the securities, including without limitation:

               (1) his direct or indirect beneficial ownership of any securities of such issuer;

               (2) any contemplated transaction by such person in such securities;

               (3) any position with such issuer or its affiliates; and


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               (4) any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

          (C) No Covered Person shall, directly or indirectly in connection with the purchase or sale of any securities held or to be acquired by the
     Company:

               (1) employ any device, scheme or artifice to defraud the Company; or

               (2) make to the Company any untrue statement of a material fact or omit to state to the Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

               (3) engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Company; or

               (4) engage in any manipulative practice with respect to the Company.

     (D) No Covered Person shall:

          (1) purchase, directly or indirectly, or by reason of such transaction acquire, any direct or indirect beneficial ownership (as defined in Attachment A hereto) of any securities in an initial public offering or a private placement transaction eligible for purchase or sale by the Company, without prior approval in accordance with this Code; or

          (2) accept any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Company.

     For purposes of this Code, the term "security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act, except that it shall not include securities issued by the Government of the United States, short term securities which are "government securities" as defined in Section 2(a)(16) of the Investment Company Act, bankers' acceptances, bank certificates of deposit, commercial paper, shares of registered open-end investment companies and such other money market instruments as are designated by the Board of Managers of the Company.

IV.  EXEMPT TRANSACTIONS

     The prohibitions described in paragraph (A) of Article III shall not apply to:

          (A) purchases or sales effected in any account over which the Covered Person has no direct or indirect influence or control;

          (B) purchases or sales of securities which are not eligible for purchase or sale by the Company;


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          (C) purchases or sales that are non-volitional on the part of the
     Covered Person;

          (D) purchases that are part of an automatic dividend reinvestment plan;

          (E) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired;

          (F) any securities transaction, or series of related transactions, involving 500 shares or less in the aggregate, if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion; or

          (G) purchases or sales for which the Covered Person has received prior approval from a supervisory person designated by the Company, whichever is most appropriate under the circumstances (the "Designated Supervisory Person"), in accordance with this Code.

V.   PRIOR APPROVAL

     Upon written request from a Covered Person as provided in this Article V(C) below, a Designated Supervisory Person shall have the sole discretion to pre-approve a personal securities transaction, and thereby exempt such transaction from the restrictions of this Code. A Designated Supervisory Person shall make such determination in accordance with the following:

          (A) Prior approval shall be granted only if a purchase or sale of securities is consistent with the purposes of this Code and Section 17(j) of the Investment Company Act. To illustrate, a purchase or sale shall be considered consistent with those purposes if such purchase or sale is only remotely potentially harmful to the Company or the Advisor because such purchase or sale would be unlikely to affect a highly institutional market, or because such purchase or sale is clearly not related economically to the securities held, purchased or sold by the Company.

          (B) Prior approval shall take into account, among other factors:

               (1) whether the investment opportunity should be reserved for the Company and its Members and whether the opportunity is being offered to the Covered Person by virtue of the Covered Person's position with the Company or the Advisor;

               (2) whether the amount or nature of the transaction or person making it is likely to affect the price or market for the security;

               (3) whether the Covered Person making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered by the Company;

               (4) whether the security proposed to be purchased or sold is one that would qualify for purchase or sale by the Company; and


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               (5) whether the transaction is non-volitional on the part of the individual, such as receipt of a stock dividend or a sinking fund call.

          (C) Covered Persons must submit in writing a completed and executed Request for Permission to Engage in a Personal Transaction (a form of which is appended hereto as Attachment B), which shall set forth the details of the proposed transaction. Approval of the transaction as described on such form shall be evidenced by the signature of a Designated Supervisory Person thereon. A copy of all prior approval forms, with all required signatures, shall be retained by the Designated Supervisory Person.

     If approval is given to the Covered Person in accordance with this Code to engage in a securities transaction, the Covered Person is under an affirmative obligation to disclose that position if such Covered Person plays a material role in the Company's subsequent investment decision regarding the same issuer. In such circumstances, an independent review of the Company's investment decision to purchase securities of the issuer by investment personnel with no personal interest in the issuer shall be conducted.

     Approval granted to the Covered Person in accordance with this Code is only effective for seven days from the date of such approval. If the trade is not made within seven days, a new clearance must be obtained.

VI.  REPORTING

          (A) Every Covered Person must submit an initial report, quarterly reports and annual reports on such dates as shall be determined by a Designated Supervisory Person containing the information set forth below about each transaction, if any, by which the Covered Person acquires any direct or indirect beneficial ownership of a security; provided, however, that:

               (1) a Covered Person shall not be required to include in such reports any transaction effected for any account over which such Covered Person does not have any direct or indirect influence or control; and

               (2) any person who is a Covered Person with respect to the Company by virtue of being a manager of the Company, but who is not an "interested person" (as defined in the Investment Company Act) with respect to the Company, shall not be required to submit an initial report or annual holdings reports, and shall be required to submit a quarterly report of a transaction only if such person, at the time of that transaction, knew, or in the ordinary course of fulfilling his official duties as a manager of such company should have known, that during the 15-day period immediately preceding or after the date of the transaction by such person, the security such person purchased or sold is or was purchased or sold by the Company or was being considered for purchase or sale by the Company or its investment adviser.

          (B) Every Covered Person must submit an initial report (a form of which is appended as Attachment C) to a Designated Supervisory Person no later than 10 days after the person becomes a Covered Person containing the following information:


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               (1) the title and the number of shares, and the principal amount of each security involved;

               (2) the name of any broker, dealer or bank with whom the Covered Person maintained an account in which any securities were held for the direct or indirect benefit of the Covered Person as of the date the person became a Covered Person; and

               (3) the date that the report is submitted by the Covered Person.

          (C) A Covered Person must submit (i) no later than 10 days after the end of each calendar quarter to a Designated Supervisory Person a report containing the name of any broker, dealer or bank with whom the Covered Person established an account in which any securities were held during the quarter for such person's direct or indirect benefit, the date the account was established and the date the report is submitted, and (ii) a quarterly report (a form of which is appended as ATTACHMENT D) required by this
     Article VI to a Designated Supervisory Person no later than 10 days after the end of each calendar quarter containing the following information with respect to any transaction during the quarter in a security in which the Covered Person had any direct or indirect beneficial ownership:

               (1) the date of the transaction, the title, the interest rate and maturity date (if applicable) and the number of shares, and the principal amount of each security involved;

               (2) the nature of the transaction (i.e., purchase, sale or other acquisition or disposition);

               (3) the price at which the transaction was effected;

               (4) the name of the broker, dealer or bank with or through whom the transaction was effected; and

               (5) the date that the report is submitted by the Covered Person.

          (D) Every Covered Person must submit an annual holdings report (a form of which is appended as Attachment E) to a Designated Supervisory Person, which information must be current as of a date no more than 30 days before the report is submitted containing the following information:

               (1) the title and the number of shares, and the principal amount of each security in which the Covered Person had any direct or indirect beneficial ownership;

               (2) the name of any broker, dealer or bank with whom the Covered Person maintains an account; and

               (3) the date that the report is submitted by the Covered Person.


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     Any report submitted to comply with the requirements of this Article VI may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

     A Covered Person will be deemed to have complied with the requirements of Section A of this Article VI by (i) causing to be sent to a Designated Supervisory Person duplicate monthly brokerage statements on all transactions required to be reported hereunder, or (ii) providing to a Designated Supervisory Person the requisite information on all transactions required to be reported hereunder through a transaction monitoring system, which may or may not be automated, each in a manner acceptable to the Designated Supervisory Persons.

VII. ADMINISTRATION AND PROCEDURAL MATTERS

          (A) The Designated Supervisory Persons shall:

               (1) furnish a copy of this Code to each Covered Person;

               (2) notify each Covered Person of his or her obligation to file reports as provided by this Code;

               (3) report to the Board of Managers the facts contained in any reports filed with the Designated Supervisory Persons pursuant to this Code when any such report indicates that a Covered Person purchased or sold a security held or to be acquired by the Company;

               (4) supervise the implementation of this Code by the Advisor and the enforcement of the terms hereof by the Advisor;

               (5) determine whether any particular securities transaction should be exempted pursuant to the provisions of this Code;

               (6) issue either personally or with the assistance of counsel as may be appropriate, any interpretation of this Code which may appear consistent with the objectives of Rule 17j-1 and this Code;

               (7) conduct such inspections or investigations as shall reasonably be required to detect and report any apparent violations of this Code to the Board of Managers of the Company or any Committee appointed by them to deal with such information;

               (8) review reports submitted pursuant to this Code; and

               (9) maintain and cause to be maintained in an easily accessible place, the following records:

                    (i) a copy of any Code adopted pursuant to Rule 17j-1 which has been in effect during the past five (5) years;


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                    (ii) a record of any violation of any such Code and of any action taken as a result of such violation;

                    (iii) a copy of each report made by the Designated
               Supervisory Persons during the past five (5) years;

                    (iv) a list of all persons who are, or within the past five
               (5) years have been, required to make reports pursuant to Rule 17j-1, or who are or were responsible for reviewing these reports, with an appropriate description of their title or employment;

                    (v) a copy of each report made by a Covered Person as
               required by Article VI of the Code, including any information provided in lieu of the reports under Article VI of the Code, during the past five (5) years; and

                    (vi) a copy of each report to the Board of Managers required by Section B of this Article VII during the past five (5) years.

          (B) The Company and the Advisor each must furnish to the Company's Board of Managers and the Board of Managers must consider an annual written report that:

               (1) describes any issues arising under the Code since the last report to the Board of Managers including information about material violations of the Code and sanctions imposed in response to those violations; and

               (2) certifies that the Company and the Advisor each have adopted procedures reasonably necessary to prevent Covered Persons from violating the Code.

VIII. SANCTIONS

     Upon discovering that a Covered Person has not complied with the requirements of this Code, the Board of Managers of the Company may impose on such Covered Person whatever sanctions the Board deems appropriate, including, among other things, a letter of censure, suspension or termination of such Covered Person's position with the Company and the Advisor and/or restitution of an amount equal to the difference between the price paid or received by the Company and the more advantageous price paid or received by such Covered Person.

     The Board of Managers, in their discretion, may impose any of the sanctions set forth in this ARTICLE VIII for any violations of the requirements of this Code, including but not limited to, the filing by any Covered Person of any false, incomplete or untimely reports contemplated by ARTICLE VI of the Code.

IX.  CONFIDENTIALITY

     All information obtained from any Covered Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available


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to the Securities and Exchange Commission or any other regulatory or self-regulatory organization only to the extent required by law or regulation.

X.   OTHER LAWS, RULES AND STATEMENTS OF POLICY

     Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provisions of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by the Company.

     A Covered Person shall be deemed to have complied with the reporting provisions of Article VI to the extent such Covered Person is required to comply, and has complied, with the provisions of a code of ethics adopted by UST Private Equity Investors Fund, Inc., Excelsior Private Equity Fund II, Inc. or Excelsior Venture Partners III, L.L.C.

XI.  FURTHER INFORMATION

     If any person has any question with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions, he or she should consult a Designated Supervisory Person.

     As of the date hereof, the sole Designated Supervisory Person is Stephen C. Hassenfelt or such person or persons to whom he shall delegate such duty from time to time.

XII. CERTIFICATION BY COVERED PERSONS

     All Covered Persons of the Company must submit a certificate (a form of which is appended as Attachment F) that they have read and understand this Code and recognize that as a Covered Person they are subject to the terms of this Code. All Covered Persons of the Company or the Advisor shall agree to certify on an annual basis that they have complied with the requirements of this Code and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code.

Dated:  August 23, 2000.


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                                  ATTACHMENT A

     The term "beneficial ownership" as used in the attached Code of Ethics (the "Code") is to be interpreted by reference to Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the "Rule"), except that the determination of direct or indirect beneficial ownership for purposes of the Code must be made with respect to all securities that a Covered Person has or acquires. Under the Rule, a person is generally deemed to have beneficial ownership of securities if: (1) the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power, which includes the power to vote, or to direct the voting of, the securities and/or
(b) investment power, which includes the power to dispose of, or to direct the disposition of, the securities; and (2) the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities. A person is deemed to have voting and/or investment power with respect to securities within the meaning of the Rule if the person has the right to acquire beneficial ownership of the security within 60 days, including any right to acquire the security; through the exercise of any option, warrant or right; through the conversion of a security; pursuant to the power to revoke a trust, discretionary account or similar arrangement; or pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

     The term "pecuniary interest" in particular securities is generally defined in the Rule to mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. A person is deemed to have an "indirect pecuniary interest" within the meaning of the Rule in any securities held by members of the person's immediate family sharing the same household, the term "immediate family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, as well as adoptive relationships. Under the Rule, an indirect pecuniary interest also includes, among other things: a general partner's proportionate interest in the portfolio securities held by a general or limited partnership; a performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment advisor, investment manager, trustee or person or entity performing a single function (other than (i) a performance-related fee calculated based upon net capital gains or net capital appreciation generated from the portfolio or the fiduciary's overall performance over a period of one year or more; (ii) when equity securities of the issuer do not account for more than ten percent of the market value of the portfolio or (iii) a nonperformance-related fee alone); a person's right to dividends that is separated or separable from the underlying securities; a person's interest in certain trusts; and a person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable, the term "derivative security" being generally defined as any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with, or value derived from, the value of an equity security. For purposes of the Rule, a person who is a shareholder of a corporation or


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similar entity is not deemed to have a pecuniary interest in portfolio securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation's or the entity's portfolio.











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                                  ATTACHMENT B

                      EXCELSIOR HEDGE FUND OF FUNDS I, LLC
                             NCT OPPORTUNITIES, INC.

                            REQUEST FOR PERMISSION TO
                    ENGAGE IN PERSONAL SECURITIES TRANSACTION

To the Designated Supervisory Persons:

     On each of the dates proposed below, I hereby request permission to effect a transaction in securities as indicated below on behalf of myself, my family (spouse, minor children or adults living in my household), trusts of which I am trustee or other account in which I have a beneficial ownership interest or legal title, and which are required to be pre-approved pursuant to the Code of Ethics adopted by the Board of Managers of Excelsior Hedge Fund of Funds I, LLC and NCT Opportunities, Inc. pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended.


          (Use approximate dates and amounts of proposed transactions.)

 ----------------------------------------------------------------------------------------------------------------------
                                                                           Nature of
                   Proposed       No. of Shares                            Transaction
   Name of         Date of        or Principal        Dollar Amount        (Purchase,      Broker/Dealer
   Security      Transaction         Amount          of Transaction       Sale, Other)        or Bank         Price
----------------------------------------------------------------------------------------------------------------------

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

                                         Name:
                                              ----------------------------------
                                         Position
                                         with Company
                                                     ---------------------------
Date:                                    Signature:
     ----------------------------                  -----------------------------
Permission Granted                       Permission Denied

Date:                                    Signature:
     ----------------------------                  -----------------------------
                                                   Designated Supervisory Person


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                                  ATTACHMENT C

                      EXCELSIOR HEDGE FUND OF FUNDS I, LLC
                             NCT OPPORTUNITIES, INC.

                          INITIAL REPORT OF SECURITIES

To the Designated Supervisory Person:

     On the date indicated, the following are securities of which I, my family (spouse, minor children or adults living in my household) or trusts of which I am trustee, possessed direct or indirect "beneficial ownership," and which are required to be reported pursuant to the Code of Ethics (the "Code") adopted by the Board of Managers of Excelsior Hedge Fund of Funds I, LLC and NCT Opportunities, Inc. pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Investment Company Act"). If there were no such securities, I have so indicated by typing or printing "NONE."

--------------------------------------------------------------------------------
                              No. of Shares
       Name of                or Principal                   Broker/Dealer
       Security                  Amount                         or Bank
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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                  This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) any other transactions not required to be reported under the Code and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:                                Signature:
     ----------------------                    ---------------------------------
                                     Print Name:
                                                --------------------------------
                                     Company:
                                             -----------------------------------
                                     Position
                                     with Company:
                                                  ------------------------------


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                                  ATTACHMENT D

                      EXCELSIOR HEDGE FUND OF FUNDS I, LLC
                             NCT OPPORTUNITIES, INC.

                   QUARTERLY REPORT OF SECURITIES TRANSACTIONS

To the Designated Supervisory Person:

     On the dates indicated, the following transactions, if any, were effected in securities of which I, my family (spouse, minor children or adults living in my household) or trusts of which I am trustee, participated or acquired, direct or indirect "beneficial ownership," and which are required to be reported pursuant to the Code of Ethics (the "Code") adopted by the Board of Managers of Excelsior Hedge Fund of Funds I, LLC and NCT Opportunities, Inc. pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Investment Company Act"). If no such transactions were effected, I have so indicated by typing or printing "NONE."


-----------------------------------------------------------------------------------------------------------------------------
                                                                                                                Interest
                                                                    Nature of                                   Rate and
                                No. of Shares                      Transaction                                  Maturity
   Name of        Date of       and Principal      Dollar Amount    (Purchase,                Broker/Dealer     Date (if
   Security     Transaction        Amount         of Transaction   Sale, Other)     Price        or Bank       applicable)
-----------------------------------------------------------------------------------------------------------------------------

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

     This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) any other transactions not required to be reported under the Code and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:                                Signature:
     ----------------------                    ---------------------------------
                                     Print Name:
                                                --------------------------------
                                     Company:
                                             -----------------------------------
                                     Position
                                     with Company:
                                                  ------------------------------


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



                                  ATTACHMENT E

                      EXCELSIOR HEDGE FUND OF FUNDS I, LLC
                             NCT OPPORTUNITIES, INC.

                           ANNUAL REPORT OF SECURITIES

To the Designated Supervisory Person:

     On the date indicated, the following are securities of which I, my family (spouse, minor children or adults living in my household) or trusts of which I am trustee, possessed direct or indirect "beneficial ownership," and which are required to be reported pursuant to the Code of Ethics (the "Code") adopted by the Board of Managers of Excelsior Hedge Fund of Funds I, LLC and NCT Opportunities, Inc. pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Investment Company Act"). If there were no such securities, I have so indicated by typing or printing "NONE."


--------------------------------------------------------------------------------
                             No. of Shares
         Name of              or Principal          Broker/Dealer
         Security                Amount                or Bank
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) any other transactions not required to be reported under the Code and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:                                Signature:
     ----------------------                    ---------------------------------
                                     Print Name:
                                                --------------------------------
                                     Company:
                                             -----------------------------------
                                     Position
                                     with Company:
                                                  ------------------------------


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                                  ATTACHMENT F

                    FORM OF CERTIFICATION OF COVERED PERSONS

Attention:        Designated Supervisory Person
                  Stephen C. Hassenfelt

     [Covered Person] hereby certifies that:

     I have read and understand the Code of Ethics of Excelsior Hedge Fund of Funds I, LLC and NCT Opportunities, Inc. and recognize that I am subject thereto. I hereby agree to certify on an annual basis that I have complied with the requirements of the Code of Ethics and I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code of Ethics of Excelsior Hedge Fund of Funds I, LLC and NCT Opportunities, Inc.

     IN WITNESS WHEREOF, the undersigned has caused this Certification to be executed and delivered as of the date hereof.

                                                [COVERED PERSON]

                                                By:
                                                   -----------------------------
                                                     Name:

                                                     Title:

Dated:
      ------------------------


                                      r-16